UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 11, 2005

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

275 North Middletown Road Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2005, the Board of Directors of Hudson Technologies, Inc. (the "Registrant") approved increases in the base salaries of the following individuals effective as of April 1, 2005: James R. Buscemi, Brian F. Coleman, Charles F. Harkins, Stephen P. Mandracchia and Kevin J. Zugibe (collectively, the "Executive Officers"), as well as one other key employees of the Registrant. The amount of the increased base compensation to be paid to the Executive Officers are as follows:

The base salary of James R. Buscemi, the Registrant's Chief Financial Officer, has been increased from $104,000 per annum to $110,000 per annum;

The base salary of Brian F. Coleman, the Registrant's President and Chief Operating Officer, has been increased from $134,000 per annum to $150,000 per annum;

The base salary of Charles F. Harkins, the Registrant's Vice President of Sales, has been increased from $132,000 per annum to $140,000 per annum;

The base salary of Stephen P. Mandracchia, the Registrant's Secretary and Vice President Legal and Regulatory, has been increased from $119,000 per annum to $127,500 per annum;

The base salary of Kevin J. Zugibe, the Registrant's Chief Executive Officer and Chairman, has been increased from $144,000 per annum to $170,000 per annum.

Item. 8.01 Other Events

The Registrant has set June 28, 2005 at 10:00 a.m., local time, as the date and time for its next Annual Meeting of Shareholders. A shareholder of the Registrant who wishes to present a proposal at the Annual Meeting of Shareholders (although such proposal will not be included in the Registrant's proxy statement with respect to the Annual Meeting) may do so if it is submitted to the Registrant's Secretary at the address set forth on the cover page of this report above no later than May 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: May 13, 2005	By:	/S/ Stephen P. Mandracchia
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory, Secretary